                                                                    Exhibit 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to section 305(b) (2)

                               NATIONAL CITY BANK
              ( Exact name of Trustee as specified in its charter)

                                   34-0420310
                      (I.R.S. Employer Identification No.)

                1900 East Ninth Street
                Cleveland, Ohio                           44114
                (Address of principal executive         (zip code)
                offices)

                David L. Zoeller
                Senior Vice President and General Counsel
                National City Corporation
                1900 East Ninth Street
                Cleveland, Ohio  44114
                (216) 575-9313
                (Name, address and telephone number of agent for service)

                                   ----------

                          FOREST CITY ENTERPRISES, INC.
               (Exact name of obligor as specified in its charter)

                            OHIO                         34-0863886
           (State or other jurisdiction of    (I.R.S. Employer
           incorporation or organization)     Identification No.)

           1100 Terminal Tower
           50 Public Square
           Cleveland, Ohio 44113-2203
           (Address of principal (zip code)
           executive offices)

            Junior Subordinated Securities
           (Title of the Indenture securities)

                                     GENERAL

1.   General information. Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.
                    The Federal Reserve Bank of Cleveland, Cleveland, Ohio Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          National City Bank is authorized to exercise corporate trust powers.

2. Affiliations with obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

          NONE

16.  List of exhibits

     (1)  A copy of the Articles of Association of the Trustee.

          Incorporated herein by reference is Charter No. 786 Merger No. 1043 the Articles of Association of National City Bank, which Articles of Association were included as a part of Exhibit 1 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File No. 2-49786).

          Incorporated herein by reference is an amendment to the Articles of Association of National City Bank, which amendment was included as a part of Exhibit 1 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in April 1996 (File No. 333-02761)

     (2) A copy of the certificate of authority of the Trustee to commence business:


          (a) a copy of the certificate of NCB National Bank to commence business.

          Incorporated herein by reference is a true and correct copy of the certificate issued by the Comptroller of the Currency under date of April 26, 1973, whereby NCB National Bank was authorized to commence the business of banking as a National banking Association, which true copy of said Certificate was included as Exhibit 2(a) to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786)

          (b) a copy of the approval of the merger of The National City Bank of Cleveland into NCB National Bank under the charter of NCB National Bank and under the title "National City Bank."

          Incorporated herein by reference is a true and correct copy of the certificate issued by the Comptroller of the Currency under date of April 27, 1973, whereby the National City Bank of Cleveland was merged into NCB National Bank, which true copy of said certificate was included as Exhibit 2(b) to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786).

     (3) A copy of the authorization of the Trustee to exercise corporate trust powers.

          Incorporated herein by reference is a true and correct copy of the certificate dated April 13, 1973 issued by the Comptroller of the Currency whereby said National City Bank has been granted the right to exercise certain trust powers, which true copy of said certificate was included as Exhibit 3 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786).

     (4)  A copy of existing By-Laws of the Trustee.

          Incorporated herein by reference is a true and correct copy of the National City Bank By-Laws as amended through January 1, 1993. This true copy of said By-Laws was included as Exhibit 4 to Form T-1 filing made by National City Bank with the Securities and Exchange Commission in March, 1995 (File 22-26594).

     (5)  Not applicable.

     (6) Consent of the United States Institutional Trustee required by Section 321(b) of the Act.

          Attached hereto as Exhibit 6 is the Consent of the Trustee in accordance with Section 321 (b) of the Trust Indenture Act of 1939 as amended.

     (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          Attached hereto as Exhibit 7 is the latest report of condition of National City Bank.

     (8)  Not applicable.

     (9)  Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, National City Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, and State of Ohio, on the 3rd day of December, 1997.

                                        NATIONAL CITY BANK

                                        By: /s/ Janet A. Schwartz
                                           -------------------------
                                            Janet A. Schwartz
                                            Vice President

                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, and to the extent required thereby to enable it to act as an indenture trustee, National City Bank hereby consents as of the date hereof that reports of examinations of it by the Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve Banks, the Federal Deposit Insurance Corporation or of any other Federal or State authority having the right to examine National City Bank, may be furnished by similar authorities to the Securities and Exchange Commission upon request thereon.

                                             NATIONAL CITY BANK

                                             By /s/ Janet A. Schwartz
                                             -----------------------------
                                                  Janet A. Schwartz
                                                  Vice President


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                                                                                                         NATIONAL CITY BANK
                                                                                                           CLEVELAND, OHIO
                                                                                                              RECEIVED
                                                                                                             NOV 03 1997
                                                        REPORT OF CONDITION                                   CORPORATE
                                                        -------------------                                     TRUST
                                                        NATIONAL CITY BANK
                                                        ------------------
                                           (Including Domestic and Foreign Subsidiaries)

                        Of Cleveland, in the State of Ohio, at the close of business on September 30, 1997, published in response to call made by Comptroller of the Currency, under Title 12,
                                                 United Stated Code, Section 161.

                                                              ASSETS
                                                              ------
                                                                                               (In Thousands)
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin.......................................    $   538,594
   Interest-bearing balances................................................................          1,631
Securities:
   Held-to-maturity securities..............................................................              0
   Available-for-sale securities............................................................      1,601,292
Federal funds sold and securities purchased under agreements to resell in domestic
   offices of the bank and of its EDGE and Agreement subsidiaries, and in IBFs..............      1,487,835
Loans and lease financing receivables:
   Loans and leases, net of unearned income....................................   $7,284,006
   Less: Allowance for loan and lease losses...................................      110,781
   Loans and leases, net of unearned income and allowance...................................      7,173,225
Assets held in trading accounts.............................................................            558
Premises and fixed assets (including capitalized leases)....................................        123,161
Other real estate owned.....................................................................          1,369
Customers' liability to this bank on acceptance outstanding.................................         45,578
Intangible assets...........................................................................            193
Other assets................................................................................        531,010
                                                                                               --------------
    TOTAL ASSETS............................................................................    $11,502,446
                                                                                               ==============

                                                            LIABILITIES
                                                            -----------


Deposits:
   In domestic offices......................................................................    $ 5,855,829
      Non-interest bearing.....................................................   $1,651,130
      Interest-bearing.........................................................    4,204,699
In foreign offices, Edge and Agreement subsidiaries, and IBFs...............................        468,214
      Interest-bearing.........................................................      468,214
Federal funds purchased and securities sold under agreements to repurchase..................      1,650,920
Demand notes issued to the U.S. Treasury....................................................        235,028
Trading Liabilities.........................................................................              0
Other borrowed money:
   With a remaining maturity of one year or less............................................        650,701
   With a remaining maturity of more than one year through three years......................        249,613
   With a remaining maturity of more than three years.......................................      1,101,407
Bank's liability on acceptances executed and outstanding....................................         43,578
Subordinated notes and debentures...........................................................        174,272
Other liabilities...........................................................................        317,924
                                                                                               --------------
   TOTAL LIABILITIES........................................................................     10,747,486
                                                                                               ==============

                                                          EQUITY CAPITAL
                                                          --------------


Common Stock................................................................................          7,436
Surplus.....................................................................................         55,822
Undivided profits and capital reserves......................................................        687,083
Net unrealized holding gains (losses) on available-for-sale securities......................          4,619
                                                                                               --------------
   TOTAL EQUITY CAPITAL.....................................................................        754,960
                                                                                               --------------
   TOTAL LIABILITIES AND EQUITY CAPITAL.....................................................    $11,502,446
                                                                                               ==============

I, Gary M. Small, Vice President and Chief Financial Officer of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                                        Gary M. Small
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